EXHIBIT 10.31

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED PURSUANT TO THE
      SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED
      OF IN THE UNITED STATES OR TO U.S. PERSONS (OTHER THAN DISTRIBUTORS)
         UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH
       THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN
        EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE.
        HEDGING TRANSACTIONS INVOLVING THE SECURITIES OFFERED HEREBY MAY
         NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.


                          SECURITIES PURCHASE AGREEMENT

                  This SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into as of the 7th day of February, 2000 between Denmore Investments Ltd., a British Virgin Islands company (the "Purchaser"), and
GenesisIntermedia.com, Inc., a Delaware corporation (the "Company").

                  WHEREAS the Company is in the business of conducting business as an integrated marketing solutions provider utilizing conventional media and interactive multimedia technologies as described in the Company's Registration Statement on Form SB-2 and the other documents of the Company on file with the United States Securities and Exchange Commission (together, the "SEC Documents");

                  WHEREAS the Company desires to sell its newly authorized: (i) Convertible Subordinated Debenture (the "Debenture"); (ii) a Warrant to purchase shares of its common stock (the "Warrant"); and (iii) shares of its common stock, par value $.001 per share (the "Common Stock") to the Purchaser pursuant to the exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act") provided by Regulation S promulgated thereunder ("Regulation S ") and the Purchaser desires to acquire the Debenture, the Warrant and Common Stock, on the terms and conditions set forth herein and in compliance with Regulation S.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

          Section 1.  ISSUANCE OF THE DEBENTURE, THE WARRANT
                      AND THE SHARES.

                  1.1 PURCHASE AND SALE OF SECURITIES; THE CLOSING. In reliance upon the representations of the Company contained in Section 1.2 hereof and subject to the terms and conditions set forth herein, the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company: (i) the Debenture in the form attached hereto as Exhibit A in the original principal amount of US $1,000,000; (ii) 15,000 shares of Common Stock (the "Shares"); and
(iii) a Warrant to purchase 22,500 shares of Common Stock at $12.00 per share in the form attached hereto as Exhibit B. (The Debenture, the Shares, the Warrant and the Common Stock underlying the Debenture and the Warrant are referred to herein collectively as the "Securities"). The Securities shall be sold to the Purchaser in consideration of the payment by the Purchaser to the Company of One Million United States Dollars (US$1,000,000) (the "Purchase Price"). The Debenture shall have a conversion price of $5.00 per share; provided that the Debenture shall not be convertible prior to its Maturity Date (as defined in the Debenture). The closing (the "Closing") of the purchase and sale of the Securities shall be held as of 10:00 a.m., Los Angeles time on February 7, 2000 (the "Closing Date"), at the principal executive offices of the Company or at such other time or place or on such other date as the parties hereto may mutually agree.

                  On the Closing Date, the Purchaser will deliver to the Company immediately available funds in the amount of the Purchase Price by wire transfer to such Company account as is designated by the Company in writing. On the Closing Date, the Company will deliver to the Purchaser an executed Debenture, an executed Warrant and certificates representing the Shares in proper legal form.

                  The Company will file a registration statement (the "Registration Statement") under the Act covering: (i) the shares of Common Stock issuable upon conversion of the Debenture; (ii) the shares of Common Stock issuable upon conversion of the Warrant; and (iii) the Shares as promptly as practicable after the Closing Date and will use its best efforts to cause such registration statement to be declared effective by the SEC no later than September 14, 2000. The form of Registration Rights Agreement is attached hereto as Exhibit C.

                  1.2  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to the Purchaser that on the date hereof and as of the Closing Date:

                       (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business transacted by it requires such qualification. The Company has all requisite power to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and all other documents and agreements contemplated hereby and thereby, and to perform the provisions hereof and thereof and to consummate the transactions contemplated hereby and thereby.

                       (b) The execution, delivery and performance of this Agreement and all other documents and agreements contemplated hereby to be executed, delivered and performed by the Company, and the consummation of the transactions contemplated hereby or thereby, have been duly authorized and approved by the Company. This Agreement and all other documents and agreements contemplated hereby to be executed and delivered by the Company have each been duly authorized, executed and delivered by, and each is the valid and binding obligation of, the Company, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

                       (c) The authorized capital stock of the Company is 25,000,000 shares of Common Stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. The Shares will, when issued, be duly and validly issued, fully paid and nonassessable, the common stock underlying the Debenture will, when issued upon conversion, be duly and validly issued, fully paid and nonassessable and the Common Stock underlying the Warrant will, when issued upon exercise, be duly and validly issued, fully paid and nonassessable.

                       (d) The consummation of the transactions contemplated by this Agreement and the performance of the terms and provisions of this Agreement and the other documents and agreements contemplated hereby or thereby will not:
(i) contravene, result in any breach of, or constitute a default under any indenture, mortgage, deed of trust, bank loan or credit agreement, corporate charter, by-laws or other material agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound; (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order of any court, arbitrator or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (collectively, "Governmental Person") applicable to the Company; (iii) violate any material provision of any statute or other rule or regulation of any Governmental Person applicable to the Company; (iv) will not violate or conflict with the terms of any "lockup" or similar provision of any underwriting or similar agreement to which the Company or its subsidiaries is a party; and (v) will not result in the creation or imposition of any lien, claim or other encumbrance upon any of the assets of the Company.

                       (e) No consent, approval or authorization of, or registration, filing or declaration with, any person or entity is required for the transfer, sale or issuance of the Securities or the valid delivery of the Securities or for the performance by the Company of this Agreement and the other documents and agreements contemplated hereby, other than the filings, registrations or qualifications under securities laws or that may be required to be made or obtained in connection with the offers, transfer, sale or delivery of the Securities or any interest therein.

                       (f) Upon issuance (including payment of the purchase or exercise price therefor), the Purchaser shall acquire good and marketable title to the Securities free and clear of all covenants, conditions, restrictions, liens, pledges, charges, encumbrances, options and adverse claims or rights of any kind whatsoever.

                       (g) The Debenture, the Warrant and the Shares have been duly and validly authorized and are: (i) free and clear of any security interests, liens, claims or other encumbrances; (ii) are duly and validly issued; (iii) fully paid and nonassessable; (iv) not issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and (v) do not subject the holders thereof to personal liability by reason of being such holders.

                       (h) The Common Stock underlying the Debenture and the Warrant have been duly and validly authorized and when issued: (i) will be free and clear of any security interests, liens, claims or other encumbrances; (ii) will be duly and validly issued; (iii) will be fully paid and nonassessable;
(iv) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and (v) will not subject the holders thereof to personal liability solely by reason of being such holders.

                       (i) Except as set forth in the SEC Documents, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any Governmental Person having jurisdiction over the Company that would materially affect the results of the operations of the Company or adversely affect the execution by the Company of, or adversely affect the performance by the Company of its obligations under, this Agreement, the Debenture, the Registration Rights Agreement, the Warrant or the transactions contemplated hereby or thereby.

                       (j) Neither the Company, nor any authorized representative of the Company, has made, at any time, any written or oral communication in connection with the offer or sale of the securities offered hereby which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

                       (k) The sale of the Securities are exempt from registration under the Securities Act.

                       (l) The Purchase Price will be used solely to expand the Company's "Centerlinq" system.

                 1.3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

                     The Purchaser represents, warrants and covenants to the Company that on the date hereof, as of the Closing Date and as of the date of any conversion of the Debenture, exercise of the Warrant and any transfer of the Securities by it:

                     (a) The Purchaser has all requisite power to execute and deliver this Agreement and any Securities exercised or converted, and all other documents and agreements contemplated hereby and thereby, and to perform the provisions hereof and thereof and to consummate the transactions contemplated hereby and thereby.

                     (b) The execution, delivery and performance of this Agreement and any Securities converted, and all other documents and agreements contemplated hereby and thereby, and the consummation of the transactions contemplated hereby or thereby, have been duly authorized and approved by Purchaser. This Agreement, and all other documents and agreements contemplated hereby, including any Securities converted, have each been, or will be upon conversion, duly authorized, executed and delivered by, and each is the valid and binding obligation of, the Purchaser enforceable against the Purchaser in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors' rights generally.

                     (c) The Purchaser is a company organized under the laws of the British Virgin Islands ("BVI") having its principal place of business in Tortola, BVI. The Purchaser is not a U.S. Person within the meaning of Regulation S.

                     (d) The Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act, and is acquiring the Securities for investment for its own account, and not with a view to distribution, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Securities. The Purchaser is aware that it may be required to bear the economic risk of an investment in the Securities for an indefinite period, and it is able to bear such risk for an indefinite period. The Purchaser acknowledges: (i) that the Securities being and to be acquired by it are not being registered under the Securities Act on the grounds that the issuance of such securities is exempt from registration under Section 4(2) of the Securities Act as not involving any public offering; (ii) that the Securities being and to be acquired by it are not being registered under the Securities Act on the grounds that the issuance of such securities is exempt from registration under Regulation S as being made in an offshore transaction (as defined in such Regulation) not to a U.S. person (as defined in such Regulation); and (iii) that the Company's reliance on such exemption is predicated in part on the representations made to the Company by the Purchaser in this Section 1.3.

                     (e) The Purchaser acknowledges and agrees that until one year after the conclusion of the transactions contemplated hereby, an offer or sale of the Securities within the United States may violate the registration requirements of the Securities Act if such offer or sale is made otherwise than in accordance with Rule 144A under the Securities Act. Purchaser agrees to comply with the offering restrictions provided in Rule 902(g) of Regulation S and that it will resell the Securities only in accordance with Rules 903 or 904 of Regulation S (copies of which have been provided to Purchaser and Purchaser acknowledges having received), pursuant to registration under the Securities Act or pursuant to an available exemption from such registration.

                     (f) The Purchaser has received and reviewed the SEC Documents and has had an opportunity to make such inquiries of management of the Company as the Purchaser has desired.

                     (g) The Purchaser agrees to execute and deliver such market stand-off or lock-up agreements as the managing underwriter(s) for the Company's underwritten public offering(s) shall reasonably request in connection with such offering(s), in such customary form and in such manner as shall be reasonably requested by such managing underwriters. The agreement contained in this clause
(h) shall relate to all securities of the Company acquired by the Purchaser pursuant to this Agreement.

                     (h) The Purchaser agrees not to enter into, directly or indirectly, any short sale or similar transactions involving the Company's common stock or any derivative security.

          Section 2. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligation of the Purchaser to purchase and pay for the Debenture, the Warrant and the Shares on the Closing Date shall be subject to the satisfaction on or before the Closing Date of the conditions hereinafter set forth:

                 2.1 PROCEEDINGS SATISFACTORY. All proceedings taken on or prior to the Closing Date in connection with the issuance of the Debenture, the Warrant and the Shares and the consummation of the transactions contemplated hereby and all documents and papers relating thereto shall be satisfactory in form and substance to Purchaser and its counsel.

                 2.2 REPRESENTATIONS TRUE. All representations and warranties of the Company contained herein shall be true and correct in all respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date and the Company shall have performed in all respects all agreements on its part required to be performed under this Agreement on or prior to the Closing Date.

                 2.3 THE PURCHASE BY THE PURCHASER PERMITTED BY APPLICABLE LAWS. The sale by the Company and the payment for the Debenture, the Warrant and the Shares to be purchased by the Purchaser: (i) shall not be prohibited by any applicable law or governmental regulation, release, interpretation or opinion;
(ii) shall not subject the Purchaser to any penalty under or pursuant to any applicable law or governmental regulation; and (iii) shall be permitted by the laws and regulations of the jurisdictions to which the Purchaser is subject.

                 2.4 EXECUTION AND DELIVERY OF DOCUMENTS. The Purchaser shall have received the following, duly executed and delivered and in form and substance satisfactory to Purchaser and its counsel: the Debenture, the Warrant, the Registration Rights Agreement and certificates representing the Shares in proper legal form and such other documents and information as Purchaser may reasonably request in connection herewith.

          Section 3. COVENANTS.

                 The Company covenants and agrees that:

                 3.1 CORPORATE EXISTENCE. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect the Company's corporate existence in accordance with the rights (charter and statutory), licenses and franchises of the Company; provided, however, that the foregoing shall not restrict any merger involving the Company, whether or not it is the surviving corporation.

                 3.2 TAXES. The Company shall pay, when and as due, all taxes, assessments and governmental levies that may be imposed upon the Company, except as contested in good faith and by appropriate proceedings.

                 3.3 COMPLIANCE WITH LAWS. The Company shall comply in all respects with all applicable laws, statutes and regulations of any Governmental Person, a violation of which would have a material adverse effect on the financial condition, operations, business, profits, prospects or properties of the Company or the validity or enforceability of this Agreement or any other documents or agreements contemplated hereby or thereby or any of the transactions contemplated hereby or thereby.

                 3.4 PAYMENT OF EXPENSES. In the event the transactions contemplated by this Agreement are consummated, the Company shall promptly pay to the Purchaser all reasonable costs and out-of-pocket expenses of Purchaser, including without limitation its reasonable attorneys' fees, incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, the Debenture, the Warrants and the Shares, and defense or enforcement costs related thereto.

                 3.5 TRANSFERS. The Company shall have the right to reasonably refuse to register any transfer of any of the Securities not made in accordance with the provisions of Regulation S (Rule 901 through 905, and Preliminary Notes), pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

                 3.6 PUBLIC INFORMATION. The Company shall make available to the Purchaser at all times current public information with respect to the Company within the meaning of Rule 144(c) under the Securities Act.

                     (a) NOTIFICATIONS. The Company shall notify the Purchaser promptly if at any time during the period which the Purchaser holds any of the Securities of any event that shall have occurred as a result of which any written or oral communication made by the Company or any authorized person representing the Company to the Purchaser, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                     (b) ENCUMBRANCES. The Company shall cause the Securities to be, upon delivery, conversion or exercise, as the case may be, fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges, security interests or other encumbrances.

                     (c) AUTHORIZATION. The Company will have at all times authorized and reserved for issuance, free from preemptive rights, a sufficient number of shares of Common Stock to satisfy the conversion and exercise rights of the Purchaser pursuant to the terms and conditions of the Debenture and the Warrant and to satisfy the issuance of any other shares of Common Stock which are reserved for issuance or which are issuable upon the exercise, conversion, exchange or satisfaction of any outstanding securities or obligations or rights of the Company.

                     (d) EXCHANGE LISTING. The Company shall use its best efforts to promptly secure the listing of the Shares and the Common Stock underlying the Securities upon each securities exchange or automated quotation system, if any, upon which the shares of Common Stock are then listed or quoted.


          Section 4. TAXES.

                  The Company will pay all taxes (including interest and penalties), other than taxes imposed on the income of the Purchaser, which may be payable in respect of the execution and delivery of this Agreement or of the execution and delivery (but not the subsequent transfer) of any of the Securities or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Securities and will save the Purchaser and all subsequent holders of the Securities harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax.

          Section 5. MISCELLANEOUS.

                     (a) REGULATION S; PRIVATE PLACEMENT; LEGENDS. The Purchaser acknowledges and agrees that none of the Securities have been registered under the Securities Act and none of the Securities may be offered or sold in the United States or to or for the benefit of U.S. Persons (as defined in Regulation
S) unless the Securities are registered under the Securities Act, or an exemption from such registration requirements is available. Each instrument or certificate evidencing or representing any Securities shall bear a legend in substantially the following form:

                  The securities [evidenced by this instrument/represented by this certificate] are subject to a Securities Purchase Agreement dated as of February 7, 2000, a copy of which is on file at the principal office of the Company and will be furnished to the holder on request to the Secretary of the Company.

                  In addition, unless counsel to the Company shall have advised the Company that such legend is no longer needed, each certificate representing the Securities shall bear legends in substantially the following forms:

                  The securities [evidenced by this instrument/represented by this certificate] have not been registered pursuant to the Securities Act of 1933, as amended (the "Act"), or any state securities law, and such securities may not be sold, transferred or otherwise disposed of unless the same are registered and qualified in accordance with the Act and any applicable state securities laws, or in the opinion of counsel reasonably satisfactory to the Company such registration and qualification are not required (including under Regulation S) under the Act. Transfer of such securities is prohibited except in accordance with the provisions of Regulation S under the Act (Rule 901 through 905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and hedging transactions involving such securities may not be conducted unless in compliance with the Act.

                  Each distributor selling Securities to a distributor, a dealer (as defined in section 2(a)(12) of the Securities Exchange Act of 1934, as amended) or a person receiving a selling concession, fee or other remuneration, prior to one year after the consummation of the transactions contemplated by this Agreement, shall send a confirmation or other notice to the purchaser of the Securities that the purchaser is subject to the same restrictions on offers and sales that apply to a distributor under Regulation S.

                     (b) INDEMNIFICATION. The Company agrees to indemnify, defend and hold harmless the Purchaser and its successors, assigns, heirs, subsidiaries, affiliates and all of the officers, directors, employees, partners and agents (including attorneys and accountants) of each of the aforementioned persons or entities, and each of them, from and against any and all losses, claims, damages, liabilities, expenses, demands, causes of action, suits, debts, obligations, rights, promises, acts, agreements and damages of any kind or nature whatsoever, whether at law or in equity, whether known or unknown, foreseen or unforeseen, heretofore or hereafter arising out of, relating to, connected with or incidental to the failure of any representation or warranty made by the Company or in any other documents or agreements contemplated hereby or the failure of the Company to comply in all material respects with the covenants contained in this Agreement or in any other documents or agreements contemplated hereby.

                  5.2 RELIANCE ON AND SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants and agreements of the Company herein shall be deemed to be material and to have been relied upon by the Purchaser and shall survive the execution and delivery of this Agreement and of the Securities.

                  5.3 SURVIVAL OF THE REPRESENTATIONS, WARRANTIES, ETC. The respective agreements, representations, warranties, indemnities and other statements made by or on behalf of the Company and the Purchaser, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement and will survive delivery of any payment for the Securities.

                  5.4 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of and be enforceable by the Company, the Purchaser and each of their respective successors and assigns. The Purchaser shall be permitted to transfer the Securities in accordance with their terms and the terms of this Agreement and in accordance with applicable restrictions under applicable federal and state securities laws.

                  5.5 NOTICES. All notices and other communications provided for in this Agreement shall be in writing and delivered by registered or certified mail, postage prepaid, or delivered by overnight courier (for next business day delivery) or telecopied, addressed as set forth on the signature page hereof, or at such other address as any of the parties hereto may hereafter designate by notice to the other parties given in accordance with this Section. Any such notice or communication shall be deemed to have been duly given on the seventh day after being so mailed, the next business day after delivery by overnight courier, when received when transmitted by telecopy with confirmation of transmission or upon receipt when delivered personally.

                  5.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each of the parties hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement. The original signature pages shall be forwarded to the Company or its counsel and the Company or its counsel will provide all of the parties hereto with a copy of the entire Agreement.

                  5.7 AMENDMENTS. This Agreement may only be amended by a writing duly executed by the parties hereto.

                  5.8 SEVERABILITY. If any term or provision of this Agreement or any other document executed in connection herewith shall be determined to be illegal or unenforceable, all other terms and provisions hereof and thereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

                  5.9 GOVERNING LAW; SUBMISSION TO PROCESS. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY SELECTED IN A DOCUMENT, THIS AGREEMENT AND ALL AMENDMENTS, SUPPLEMENTS, WAIVERS AND CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  5.10 ENTIRE AGREEMENT. This Agreement contains the entire Agreement of the parties hereto with respect to the transactions contemplated hereby and supersedes all previous oral and written, and all previous contemporaneous oral negotiations, commitments and understandings.

                  5.11 FURTHER ASSURANCES. Each party agrees promptly to execute and deliver such documents and to take such other acts as are reasonably necessary to effectuate the purposes of this Agreement.

                  5.12 HEADINGS. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 5.13 WAIVER OF JURY TRIAL. EACH PARTY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR ANY OTHER AGREEMENTS RELATING TO THE SECURITIES OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE SECURITIES OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE SECURITIES.

                  5.14 THIRD PARTY BENEFICIARY. Any permitted transferee of any part of the Securities shall be a third party beneficiary of the Company's obligations under this Agreement, the Debenture, the Warrant and the Registration Rights Agreement, as applicable. Such person shall have all the rights of a third party beneficiary with respect to the enforcement against the Company of any provision of this Agreement, the Debenture, the Warrant or the Registration Rights Agreement.

          Section 6. LIQUIDATED DAMAGES.

                  6.1 LIQUIDATED DAMAGES FOR FAILURE TO DELIVER. The Company understands that a delay beyond the deadline for delivery of Securities will result in economic loss to the Purchaser. The deadline for delivery of Securities is thirty days following their required issuance. As compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuances and for deliveries of shares of Common Stock issuable upon conversion or exercise of the Debenture or the Warrant, respectively, in accordance with the following schedule, where "No. Days Late" is defined as the number of days beyond thirty days after the deadline for delivery.



  No. Business Days Late                             Late Payment
            30                       10,000 shares of Common Stock
            60                       20,000 shares of Common Stock
            90                       30,000 shares of Common Stock
           >90                       1,000 additional shares of Common
                                     Stock for each additional day late
                                     beyond 90 days


          All liquidated damages payable to the Purchaser shall be paid to the Purchaser within 10 days of the occurrence of the event that gives rise to such liquidated damages.

                            [Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto execute this Agreement as of the date first set forth above.

                                          PURCHASER:

                                          DENMORE INVESTMENTS, LTD.

                                          By: __________________________________
                                              Manfred Unger
                                              Director

Address for Notices:                          With a copy of any notice to:

Denmore Investments Ltd.                      Manfred Unger
Citco Building                                32 Quai des Sanbarbani
P.O. Box 662, Road Town                       MC 98000 Monaco
Tortola, British Virgin Islands               Telephone: 011 377 9798 6303
Attn:  Harriet Skalton                        Facsimile: 011 377 9205 3107
Telephone: 001 284 494 3217

Facsimile:  001 284 494 3917                  and to:

                                              Harter, Secrest & Emery, LLP
                                              700 Midtown Tower
                                              Rochester, NY  14604
                                              ATTN:  Daniel R. Kinel
                                              Telephone: (716) 231-1186
                                              Facsimile:  (716) 232-2152

                                          THE COMPANY:

                                          GENESISINTERMEDIA.COM, INC.

                                          By:________________________________
                                             Ramy El-Batrawi
                                             President

Address for Notices:                      With a copy of any notice to:

GenesisIntermedia.com, Inc.               Nida & Maloney, LLP
5805 Sepulveda Blvd., 4th Floor           800 Anacapa Street
Van Nuys, CA 91411                        Santa Barbara, CA 93101
Attn:  Ramy El-Batrawi                    Attn: Theodore R. Maloney
Telephone: (818) 902-4300                 Telephone: (805) 568-1151
Facsimile: (818) 902-4301                 Facsimile: (805) 568-1955

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO A SECURITIES PURCHASE AGREEMENT DATED AS OF FEBRUARY 7, 2000, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER ON REQUEST TO THE SECRETARY OF THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED (INCLUDING UNDER REGULATION S) UNDER THE ACT. TRANSFER OF SUCH SECURITIES IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT (RULE 901 THROUGH 905, AND PRELIMINARY NOTES), PURSUANT TO THE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION; AND HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

No. WS-1                                          Dated:  As of February 7, 2000

                                     Warrant

                           GENESISINTERMEDIA.COM, INC.

         This Warrant certifies that Denmore Investments Ltd., a British Virgin Islands company, or registered assigns, is the registered holder of a warrant (the "Warrant") to purchase 22,500 shares of common stock, par value $.001 per share (the "Shares"), of GenesisIntermedia.com, Inc., a Delaware corporation (the "Company"), at an exercise price of $12.00 per share (the "Exercise Price").

Section 1. Exercise; Expiration; Redemption..

         To exercise this Warrant, the Warrant holder must elect and sign the exercise election form attached to this Warrant certificate and deliver to the Company (i) this Warrant certificate and (ii) cash or a check payable to the Company for the Exercise Price for the Warrant, unless exercised pursuant to
Section 2.

         This Warrant may be exercised by any holder hereof at any time after May 7,2000 until February 7, 2005, the date of expiration of this Warrant. To the extent that this Warrant has not been exercised by the date of its expiration, this Warrant shall become void and all rights hereunder and all rights in respect hereof shall cease as of such time.

         This Warrant shall be exercisable at the election of any holder hereof, either in full or from time to time in part (but in no event for less than one whole Share) and, in the event that a certificate evidencing this Warrant is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the date of expiration of this Warrant, a new Warrant certificate evidencing the remaining Warrant with respect to whole Shares issuable upon exercise will be issued. No adjustment shall be made for any dividends on any Shares issuable upon exercise of this Warrant.

         The Company covenants that all Warrant Shares which may be issued upon exercise of this Warrant will, upon issue, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

         The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant certificates or any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant certificate surrendered upon the exercise of this Warrant, and the Company shall not be required to issue or deliver such Warrant certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         The Company shall not be required to issue fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would be issuable on the exercise of this Warrant (or specified portion hereof), the Company shall pay an amount in cash equal to the Exercise Price on the day immediately preceding the date this Warrant certificate is presented for exercise, multiplied by such fraction.

Section 2. Cashless Exercise.

         Notwithstanding the provisions of Section 1, the holder may elect to exercise this Warrant, in whole or in part, by receiving Shares equal to the value (as herein determined) of the portion of this Warrant then being exercised, in which event the Company shall issue to the holder of this Warrant the number of Shares determined by using the following formula:

                           X = Y(A-B)
                               ------
                                 A

         Where:            X = the number of Shares to be issued to the holder
                               under the provisions of this Section 2

                           Y = the number of Shares that would otherwise be
                               issued upon an exercise for cash

                           A = the Current Fair Market Value (as
                               hereinafter defined) of one Share calculated as of the last trading day immediately preceding such exercise

                           B = the Exercise Price

         As used herein, the "Current Fair Market Value" of the Shares of a specified date shall mean with respect to each Share, (i) the average of the closing prices of Shares sold on all securities exchanges on which the Shares may at the time be listed, or (ii) if there have been no sales on any such exchange on such day, the average highest bid and lowest asked prices on all such exchanges at the end of such day, or (iii) if on such day the Shares are not so listed, the average of representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, or (iv) if on such day Shares are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Association of Securities Dealers, Inc. Over-the-Counter Bulletin Board System or any similar successor organization, in each such case either (i) calculated on the date which the form of exercise election specified in Section 1 herein is deemed to have been sent to the Company or (ii) averaged over a period of five (5) days consisting of the day as of which the Current Fair Market Value is being determined and the four (4) consecutive business days prior to such day. The holder hereof shall determine in its sole discretion which method of calculation to use. If on the date for which Current Fair Market Value is to be determined Shares are not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, then the Current Fair Market Value of the Shares shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for Shares sold by the Company from authorized but unissued Shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, consolidation, reorganization, acquisition or other similar transaction pursuant to which the Company is not the surviving entity, in which case the Current Fair Market Value of the Shares shall be deemed to be the per share value received or to be received in such transaction by the holders of Shares.

Section 3. Transfer or Exchange.

         The Company shall from time to time register the transfer of this Warrant certificate upon the records to be maintained by it for that purpose, upon surrender hereof, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to the Company, duly executed by the registered holder hereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant certificate(s) shall be issued to the transferee(s) and the surrendered Warrant certificate shall be canceled by the Company.

         This Warrant certificate may be exchanged at the option of the holder hereof, when surrendered to the Company at its office for another Warrant certificate or other Warrant certificates of the like tenor and representing a Warrant with respect to a like aggregate number of Warrant Shares. A Warrant certificate surrendered for exchange shall be cancelled by the Company.

         Subject to the payment of any taxes as provided herein, upon an exercise of this Warrant, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of this Warrant. This Warrant shall be deemed to have been exercised and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of this Warrant certificate (and payment of the Exercise Price or exercise pursuant to Section
2).

         The Company may deem and treat the registered holder hereof as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Nothing contained in this Warrant certificate shall be construed prior to the date of surrender of the Warrant certificate for exercise in accordance with the terms hereof as conferring upon the holder hereof the right to vote or to consent or to receive notice as members in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or rights whatsoever as stockholders of the Company.

Section 4.        Mutilated, Lost, Stolen or Destroyed Warrant Certificate.

         In case this Warrant certificate shall be mutilated, lost, stolen or destroyed, the Company may in its reasonable discretion issue in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and in substitution for the Warrant certificate lost, stolen or destroyed, a new Warrant certificate of line tenor and representing an equivalent Warrant, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant certificate and indemnity, if requested, also satisfactory to the Company.

Section 5.        Reservation of Shares for Issuance.

         The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Shares, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of this Warrant, the maximum number of Shares which may then be issuable upon the exercise of this Warrant. The Company or, if appointed, the transfer agent for the Shares and every subsequent transfer agent for any of the Company's capital securities issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized Shares as shall be required for such purpose. The Company will keep a copy of this Warrant certificate on file with any such transfer agent for any of the Company's capital securities issuable upon the exercise of the rights of purchase represented by this Warrant certificate.

Section 6.        Effect of Subdivision, Reclassification, Merger, Etc.

         If the outstanding Shares shall be subdivided into a greater number of Shares, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, if the outstanding Shares shall be combined into a smaller number of Shares, the Exercise Price in effect at the opening of business on the day following the day upon which such combination become effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         If any of the following events occur: (i) any reclassification or change of the outstanding Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another limited liability company or corporation as a result of which holders of common membership interest Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Shares, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other company or corporation as a result of which holders of Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Shares, then the Company or the successor or purchasing company or corporation, as the case may be, shall provide that this Warrant shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of Shares issuable upon exercise of this Warrant (assuming, for such purposes, a sufficient number of authorized Shares available to issue upon exercise of the entirety of this Warrant) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Shares did not exercise his or her rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each Share in respect of which such rights of election have not been exercised ("non-electing Share"), then, for the purposes of paragraph, the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for such non-electing Share shall be deemed to be the kind and amount so receivable per Share by a plurality of the non-electing Shares). In any such case, the revenue calculation necessary for exercise of this Warrant shall be calculated on the basis of the business entity or assets so consolidated, merged, exchanged, sold or conveyed, whether in whole or incorporated into another business entity, and it shall be the responsibility of such successor or acquiror entity to perform such calculation, which calculation shall be conclusive and binding on the holder of this Warrant. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Shares includes shares of stock or other securities and assets of a corporation other than the successor or purchasing company or corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then an acknowledgement of the obligations under this paragraph shall be executed by such other company or corporation. The above provisions of this paragraph shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

         Upon any adjustment of the Exercise Price pursuant hereto, the Company promptly thereafter cause to be given to the registered holder of this Warrant certificate at its address appearing on the Warrant register maintained by the Company written notice of such adjustments by first-class mail, postage prepaid. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

Section 7.        Miscellaneous.

         This Warrant certificate and Warrant shall be deemed to be a contract made under the law of the State of Delaware and for all purposes shall be construed in accordance with the internal law of said State.

         Nothing in this Warrant certificate shall be construed to give to any person or company other than the Company and the registered holder of this Warrant certificate any legal or equitable right, remedy or claim under this Warrant certificate; but this Warrant certificate shall be for the sole and exclusive benefit of the Company and the registered holder of this Warrant.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, GenesisIntermedia.com, Inc., a Delaware corporation, has caused this Warrant certificate to be signed by its duly authorized officer.

Dated:  as of February 7, 2000            GENESISINTERMEDIA.COM, INC., a
                                          Delaware Corporation

                                              /s/ Ramy El-Batrawi
                                          By: _______________________________

                                EXERCISE ELECTION

                          To be Executed by the Holder
                        in Order to Exercise the Warrant

         The undersigned holder of the foregoing Warrant hereby irrevocably elects to exercise the purchase rights represented by such Warrant, and to purchase thereunder, ________ shares of common stock, $.001 par value ("Shares"), and (i) herewith makes payment of an aggregate of $___________ therefor and/or (ii) pursuant to Section 2 of such Warrant hereby tenders the right to exercise such Warrant to the extent of ___________ Shares of the Company. The undersigned requests that the certificates for Shares to be issued in the name(s) of, and delivered to, the person(s) whose name(s) and address(es) are set forth below:

          _____________________________________________________________
                     (Please type or print name and address)

          _____________________________________________________________
          (Social Security or tax identification number, if applicable)

and delivered to _____________________________________________________________
                           (Please type or print name and address)

and, if such number of Shares shall not be all the Shares evidenced by this Warrant, that a new Warrant of like tenor for the balance of the Shares subject to the Warrant be registered in the name of, and delivered to, the holder at the address stated below.

         In full payment of the purchase price with respect to the portion of the Warrant exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_________ by check or money order payable in United States currency to the order of GenesisIntermedia.com, Inc., or its successor.

Dated: ______________________              ___________________________________

                                           ___________________________________
                                                     (Address)
                                           ___________________________________

                                           ___________________________________


Signatures guaranteed by:

_____________________________

THE SECURITIES REPRESENTED BY THIS DEBENTURE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE UNITED STATES OR TO U.S. PERSONS (OTHER THAN DISTRIBUTORS) UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE. HEDGING TRANSACTIONS INVOLVING THE SECURITIES OFFERED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

No. D-1                                                            US$1,000,000

                           GENESISINTERMEDIA.COM, INC.

              CONVERTIBLE SUBORDINATED DEBENTURE DUE APRIL 7, 2000

         This DEBENTURE is a duly authorized debenture of GenesisIntermedia.com, Inc., a Delaware corporation having a principal place of business at 5805 Sepulveda Blvd., Van Nuys, California 91411 (the "Company"), designated as its Convertible Subordinated Debenture Due April 7, 2000 (the "Debenture"), in an aggregate principal amount of US$1,000,000.

         Terms not otherwise defined herein shall have the meanings given in
Section 5 below.

         FOR VALUE RECEIVED, the Company promises to pay to Denmore Investments Ltd., a British Virgin Islands company, or registered assigns (the "Holder"), the principal sum of One Million Dollars (US $1,000,000), on demand on or after April 7, 2000 (the "Maturity Date"). Interest on such sum shall accrue and be payable at the rate of fifteen percent (15%) per year, beginning on the Maturity Date if this Debenture is not repaid in full. Interest payments shall be made on the first day of each month. The principal, and accrued but unpaid interest, of this Debenture is payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the records of the Company regarding registration of transfer of the Debenture (the "Debenture Register"). A transfer of the right to receive principal and accrued but unpaid interest under this Debenture shall be transferable only through an appropriate entry in the Debenture Register as provided herein.

         This Debenture is subject to the following additional provisions:

         Section 1. Securities Purchase Agreement. This Debenture is the Debenture issued pursuant to that certain Securities Purchase Agreement (the "Agreement") between the Company and the Holder dated as of February 7, 2000. This Debenture is subject to, and qualified by, all the terms and conditions set forth in the Agreement.

         Section 2. Events of Default. This Debenture shall become and be due and payable upon written demand made by the Holder hereof if one or more of the below events, hereinafter called Events of Default, shall happen and be continuing. The Company agrees that notice of the occurrence of any event of default will be promptly given to the Holder at its registered address by certified mail. An event of default includes:

(a) a default in the payment of principal or interest on this Debenture when and as the same shall become due and payable, whether by acceleration or otherwise;

(b) a default in the due observance or performance of any material covenant, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or the Agreement;

(c) any action pursuant to which the Company shall (1) commence any proceeding or other action relating to it in bankruptcy or seek reorganization, arrangement readjustment of its debts, receivership, dissolution, liquidation, winding-up, composition or any other relief under the Bankruptcy Act, as amended, or under any other insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law; of any jurisdiction, domestic or foreign, now or hereafter existing; or (2) admit the material allegations of any petition or pleading in connection with any such proceeding; or (3) apply for, or consent or acquiesce to, the appointment of a receiver, conservator, trustee or similar officer for it or for all or a substantial part of its property; or (4) make a general assignment for the benefit of creditors;

(d) the commencement of any proceeding or the taking of any other action against the Company in bankruptcy, or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing and the continuance of any such events for thirty (30) days undismissed, unbonded or undischarged; or the appointment of a receiver, conservator, trustee or similar officer of the Company or for all or substantially all of its property and the continuance of any such events for thirty (30) days undismissed, unbonded or undischarged; or

(e) the merger by the Company or any subsidiary with or into another business entity, other than for purposes of changing domicile, where the Company is not the surviving entity.

         2.1 Events of Default Defined; Acceleration of Maturity. If an Event of Default has occurred then upon the occurrence of any such Event of Default, the Holder may, by notice to the Company, declare the unpaid principal amount of the Debenture to be, and the same shall forthwith become, due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, together with the interest accrued thereon and all other amounts payable by the Company hereunder and pursue all of Holder's rights and remedies hereunder and under the Agreement and documents executed in connection herewith and all other remedies available to Holder under applicable law.

      Section 3. Optional Conversion.

         (a) The outstanding principal and all accrued and unpaid interest of this Debenture shall be convertible at any time after the Maturity Date(subject to the provisions of the paragraph below), at the option of the Holder, into shares of the Company's Common Stock, par value $.001 per share (the "Common Stock") at the Conversion Ratio, at the option of the Holder, in whole or in part at any time after the Original Issue Date. Any conversion under this
Section 3(a) shall be of a minimum principal amount of US$100,000. The Holder shall effect conversions by surrendering the Debenture (or such portion hereof) to be converted to the Company, together with the form of conversion notice attached hereto (the "Conversion Notice") in the manner set forth in Section 3(h). Each Conversion Notice shall specify the principal amount of this Debenture to be converted and the date on which such conversion is to be effected (the "Conversion Date"). Subject to Section 3(b), each Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debenture tendered by the Holder with the Conversion Notice, the Company shall promptly deliver to the Holder a new Debenture for such principal amount as has not been converted.

         Notwithstanding the foregoing, the conversion shall not occur at any time within a period which is less than 65 days from the date of the Conversion Notice, by way of example only, if the Holder gives a Conversion Notice on April 8, 2000, the Debenture will not be convertible until 65 days thereafter.

         (b) Not later than ten (10) Days after the Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates containing the restrictive legends and trading restrictions required by law, if any, representing the number of shares of Common Stock being acquired upon the conversion of the Debenture and (ii) a Debenture in principal amount equal to the principal amount of the Debenture not converted; provided, however that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of the Debenture, until the Debenture is either delivered for conversion to the Company or any transfer Holder for the Debenture or Common Stock, or the Holder notifies the Company that such Debenture has been lost, stolen or destroyed. If such certificate or certificates are not delivered by the date required under this Section 3(b), the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the Debenture tendered for conversion.

         (c) (i) The conversion price ("Conversion Price") for this Debenture in effect on any Conversion Date shall be lower of $5.00 per share or an amount which is equal to 80% of the average of the closing prices of the Company's Common Stock on the Nasdaq market on the last five trading days prior to April 7, 2000, subject to adjustment as otherwise contemplated by this Section 3(c).

         (ii) In case of any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then the Holder shall have the right thereafter to convert the Debenture only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which the Debenture could have been converted immediately prior to such consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 3(c) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

         (iii) The Conversion Price shall be subject to adjustment as follows:

         (A) In case the Company shall (i) pay a dividend in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of the Company, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of this Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he would have owned or have been entitled to receive after the happening of any of the events described above, had this Debenture been converted immediately prior to the happening of such event. Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this subdivision (A) shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

         (B) If, at any time while this Debenture is outstanding, the Company takes any voluntary action or any event occurs as to which the foregoing subdivision (A) is not strictly applicable, but the failure to make an adjustment in the Conversion Price hereunder would not fairly protect the rights, without dilution, represented by this Debenture, then the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of this Debenture shall be entitled to receive the number of shares of Common Stock which he would have owned or been entitled to receive after the happening of any such action or event, had this Debenture been converted immediately prior to the happening of any such action or event.

         (d) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Debenture as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder of this Debenture, such number of shares of Common Stock as shall be issuable upon the conversion of the aggregate principal amount of this Debenture. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

         (e) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Conversion Price at such time.

         (f) The issuance of certificates for shares of Common Stock on conversion of the Debenture shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         (g) This Debenture, when fully converted into Common Stock as provided for herein and where all accrued but unpaid interest has been paid, shall be canceled.

         (h) Each Conversion Notice shall be given by facsimile and by an internationally recognized overnight courier, carriage prepaid, addressed to the Chief Financial Officer of the Company at 5805 Sepulveda Blvd., 4th Floor, Van Nuys, California 91444, Facsimile: (818) 902-4301. Any such notice shall be deemed given and effective upon the earliest to occur of (i) receipt of such facsimile at the facsimile telephone number specified in this Section 3(h), (ii) two days after or (iii) upon actual receipt by the party to whom such notice is required to be given, subject in each case to actual receipt of the original of such notice.

      Section 4. Payment of Principal and Redemption.

         (a) The outstanding principal balance of this Debenture, plus accrued but unpaid interest, shall be due and payable in full following demand therefor by the Holder on or after the Maturity Date. The Company may at any time prepay or repay in whole or in part the principal sum of this Debenture, without penalty or premium.

         (b) Nothing in this Section 4 shall impair the Holder's right to convert this Debenture pursuant to Section 3 prior to repayment thereof.

      Section 5. Definitions. For the purposes hereof, the following terms shall have the following meanings:

         "Conversion Ratio" means, at any time, a fraction, of which the numerator is the outstanding principal amount represented by any Debenture plus accrued but unpaid interest, and of which the denominator is the Conversion Price at such time.

         "Original Issue Date" means the date of the first issuance of this Debenture regardless of the number transfers hereof.

      Section 6. Subordination.

         (a) This Debenture shall, for all purposes, including those set forth in this Section 6, be subordinated and subject in right of payment to the prior payment in full of the principal of (and premium, if any) and interest on all the Company's Senior Indebtedness up to an amount not to exceed $100,000,000. "Senior Indebtedness" shall mean (i) all indebtedness of the Company to banks, commercial finance lenders, insurance companies or other financial institutions or institutional lenders regularly engaged in the business of lending money, which is for money borrowed by the Company (whether or not secured) and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for or to refinance such Senior Indebtedness described in the foregoing clauses (i), or (iii), or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor, whether arising prior to the date hereof or subsequent to the date hereof provided, however, that payments on account of principal and accrued interest of this Debenture may be made from time to time, subject to the specific limitations set forth in this
Section 6.

         (b) If there shall have occurred a default in the payment of the principal of, or interest on, any Senior Indebtedness, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company on account of principal of this Debenture. Upon any distribution of all or substantially all of the assets of the Company, or upon any dissolution, winding up or liquidation of the Company, whether voluntary or involuntary, and whether in bankruptcy, insolvency or receivership proceedings or otherwise or upon any assignment by the Company for the benefit of creditors, the principal of (and premium, if any) and interest on all Senior Indebtedness shall first be paid in full, or provision made of such payment, before any payment is made on account of the principal of this Debenture.

         (c) Nothing contained in this Section 6 or elsewhere in this Debenture is intended to or shall alter or impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holder of this Debenture, the obligation of the Company, which is absolute and unconditional, to pay to the holder of this Debenture, the principal of this Debenture at the time and place prescribed or to affect the relative rights of the holder of this Debenture and creditors of the Company other than the holders of Senior Indebtedness.

         (d) The holder of this Debenture, by acceptance hereof, acknowledges and agrees that the subordination provisions set forth herein are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Debenture, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold such Senior Indebtedness.

         (e) Anything contained in this Section 6 or in this Debenture to the contrary notwithstanding, in the event the restrictions contained in this
Section 6 prevent payments of principal of, or interest on, this Debenture, such payments will be deferred until such restrictions are removed or otherwise cease to exist, and such deferral will not constitute an Event of Default hereunder, so long as all deferred payments are made within thirty (30) days after the removal of such restrictions.

      Section 7. Stockholder Rights. This Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

      Section 8. Lost Debenture. If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof reasonably satisfactory to the Company.

      Section 9. Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws thereof.

         Section 10. Notices. All notices, demands or other communications hereunder shall be given, and shall be deemed duly given and received, if given, in the manner set forth in Section 3(h).

         Section 11. Waiver. Any waiver by the Company or the Holder a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

         Section 12. Severability. If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                          [Signature on following page]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of the date first above indicated.

                                            GENESISINTERMEDIA.COM, INC.,
                                            a Delaware corporation

                                                 /s/ Ramy El-Batrawi
                                            By: ______________________________
                                                Name:    Ramy El-Batrawi
                                                Title:   President

                              NOTICE OF CONVERSION
                            AT THE ELECTION OF HOLDER

(TO BE EXECUTED BY THE HOLDER OF RECORD ON THE DEBENTURE REGISTER IN ORDER TO CONVERT THE DEBENTURE)

The undersigned hereby irrevocably elects to convert the above Debenture No. D-1 into shares of Common Stock, par value $.001 per share (the "Common Stock"), of GenesisIntermedia.com, Inc. (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations:
                                  _____________________________________________
                                  Date to Effect Conversion

                                  _____________________________________________
                                  Principal Amount of Debenture to be Converted

                                  _____________________________________________
                                  Applicable Conversion Price

                                  _____________________________________________
                                  Signature

                                  _____________________________________________
                                  Name:

                                  _____________________________________________
                                  Address

                          REGISTRATION RIGHTS AGREEMENT

         Registration Rights Agreement (this "Agreement") dated as of February 7, 2000, by and among GENESISINTERMEDIA.COM, INC., a Delaware corporation, with offices located at 5805 Sepulveda Blvd., Van Nuys, California 91411 (the "Company"), and DENMORE INVESTMENTS LTD., the undersigned purchaser of certain of the securities of the Company (the "Purchaser").

         WHEREAS, in connection with the Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement") by and between the Company and the Purchaser, the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Purchaser a Debenture (the "Debenture") that may become convertible into shares of the Company's common stock (the "Common Stock"), a Warrant that is exercisable to purchase 22,500 shares of the Company's Common Stock and 15,000 shares of the Company's Common Stock. The shares of Common Stock, including the Common Stock underlying the Debenture and the Warrant are referred to herein as the "Conversion Shares"; and

         WHEREAS, to induce the Purchaser to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights to the Purchaser under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collective, the "1933 Act").

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agrees as follows:

      Section 13. Definitions.

         (a) As used in this Agreement, the following terms shall have the following meanings:

                           "Purchaser" means Denmore Investments Limited and any transferees or assignees who agree to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

                           "Register," "registered" and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act of 1933, as amended (the "1933 Act") and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

                           "Registrable Securities" means all of the Common Stock held by the Purchaser and its affiliates or which the Purchaser or its affiliates have the right to acquire through the exercise or conversion of outstanding securities, including, but not limited to, the Common Stock and the Conversion Shares issued pursuant to the Securities Purchase Agreement. Registrable Securities also includes any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing.

                           "Registration Statement" means a registration statement of the Company under the 1933 Act.

         (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

      Section 14. Registration.

         (a) Mandatory Registration. The Company shall, by July 14, 2000 file with the SEC a Registration Statement on Form S-3 or as is then available to effect a registration of the Registrable Securities, covering the resale of the Registrable Securities. The Company shall use its best efforts to cause such registration to become and remain effective (including the taking of such steps as are necessary to obtain the removal of any stop orders); provided, that the Purchaser shall furnish the Company with such appropriate information in connection therewith as the Company shall reasonably request in writing. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and subject to the approval of) the Purchaser and its counsel prior to its filing or other submission. The number of shares of Common Stock initially included in such Registration Statement shall be no less than all of the Registrable Securities. The Company further undertakes to take all steps necessary to ensure that a Registration Statement is, or Registration Statements are, effective at all times during the Registration Period (as defined below) with respect to all Registrable Securities and the resale thereof.

         (b) Certain Damages. The Company shall use its best efforts to obtain effectiveness of the Registration Statement by September 14, 2000 so long as any delay is not caused by reason of activity or inactivity on the part of the SEC. If (i) the Registration Statement(s) covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective by the SEC by September 14, 2000 (other than by reason of any act or failure to act in a timely manner by the Purchaser or Purchaser's counsel, or if extended due to any review and revisions contemplated under
Section 3(a) and (g)), then the Company will make payments to the Purchaser in such amounts and at such times as shall be determined pursuant to this Section 2(b) as partial relief for the damages to the Purchaser by reason of any such delay in or reduction of Purchaser's ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay additional shares of Common Stock equal to 3% of the number of Registerable Securities required to be registered under this Agreement every 30 days payable the day following the accrual of such penalties (the "Penalties") to the Purchaser in the event that such Registration Statement has not been declared effective by the SEC by September 14, 2000 (in which event, the first Penalties would be payable on September 15, 2000). The Penalties shall become Registrable Securities on the day next following their required issuance. There shall be excluded from the periods described above any delays which are solely attributable to changes required by the Purchaser, or its counsel, in the Registration Statement with respect to information relating to the Purchaser, or the form of the Registration Statement, including, without limitation, changes to the plan of distribution, or to the failure of the Purchaser to conduct a review of the Registration Statement pursuant to Section 2(a) above in a reasonably prompt manner.

         (c) Eligibility for Form S-3. The Company represents, warrants and covenants that it will meet the requirements for the use of Form S-3 for registration of the sale by the Purchaser of the Registrable Securities on June 14, 2000 and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3 following June 14, 2000.

      Section 15. Obligations of the Company.

         In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

         (a) The Company shall by July 14, 2000 prepare and file promptly with the SEC, a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its best efforts to cause such Registration Statement relating to Registrable Securities to become effective by September 14, 2000 (so long as any delay is not caused by reason of activity or inactivity on the part of the SEC) and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which all of the Registrable Securities (in the opinion of counsel to the Purchaser) may be immediately sold without registration (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. The Company shall furnish to the Purchaser copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits, if any), and the Purchaser shall have the opportunity to object, within five business days, to any information pertaining solely to the Purchaser that is contained therein and the Company will make the corrections reasonably requested by the Purchaser with respect to such information prior to filing any such Registration Statement or amendment. Any period of review and revision resulting from such review shall be added to the time in which the Registration Statement is to be filed and no penalty shall be assessed with respect to such period.

         (b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period. Without limiting any of the Company's obligations under this Agreement, in the event the number of shares available under a Registration Statement filed pursuant to this Agreement is insufficient to cover all of the Registrable Securities, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefore, if applicable), or both, so as to cover all of the Registrable Securities, in each case, as soon as practicable. The Company shall use its best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

         (c) The Company shall furnish to the Purchaser and its legal counsel
(i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of the Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each material item of correspondence from the

SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof that contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities.

         (d) The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Purchaser may reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction,(c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or by-laws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders. The Company shall promptly notify the Purchaser of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

         (e) As promptly as practicable after becoming aware of such event, the Company shall notify the Purchaser of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request.

         (f) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

         (g) The Company shall permit counsel designated by the Purchaser to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects. Any period of review and revision resulting from such review shall be added to the time in which registration is required to be filed and effective, as appropriate, and no Penalties shall be assessed with respect to such period.

         (h) The Company shall make available for inspection by the Purchaser all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collective, the "Records"), as shall be reasonably deemed necessary by the Purchaser to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which the Purchaser may reasonably request for purposes of such due diligence; provided, however, that the Purchaser shall hold in confidence and shall not make any disclosure of any Records or other information which the Company determines in good faith to be confidential, and of which determination the Purchaser is so notified, unless: (i) the disclosure of such Records is determined to be necessary by the Purchaser and the Company to avoid or correct a misstatement or omission in any Registration Statement; (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction; or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. Nothing herein shall be deemed to limit the Purchaser's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

         (i) The Company shall hold in confidence and not make any disclosure of information concerning the Purchaser provided to the Company unless (i) disclosure of such information is necessary to comply with Federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Purchaser prior to making such disclosure, and allow the Purchaser, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

         (j) The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by the Registration Statement to secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on the Nasdaq-NMS or, if not eligible for the Nasdaq-NMS on the Nasdaq Small Cap, if the listing of such Registrable Securities is then permitted under the applicable Nasdaq market, and, without limiting the generality of the foregoing, to use its best efforts to arrange for or maintain at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

         (k) The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

         (l) The Company shall cooperate with the Purchaser to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Purchaser may reasonably request and registered in such names as the managing underwriters or underwriters, if any, as the Purchaser may request.

         (m) The Company shall use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each holder thereof to consummate disposition of Registrable Securities.

      Section 16. Obligations of the Purchaser.

                  In connection with the registration of the Registrable Securities, the Purchaser shall have the following obligations:

         (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities that the Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

         (b) The Purchaser agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

         (c) The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e), the Purchaser will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Purchaser's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) and, if so directed by the Company, the Purchaser shall deliver to the Company or destroy (and deliver to the Company a certificate of destruction) all copies in the Purchaser's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

         (d) Without limiting the Purchaser's rights under Section 2(a), the Purchaser (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) agrees to complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

         (e) The Purchaser agrees to notify the Company promptly, but in any event within 72 hours after the date on which all Registrable Securities owned by the Purchaser have been sold, if such date is prior to the termination Date, so that the Company may comply with its obligation to terminate the Registration Statement in accordance with Item 512 of Regulation S-K or Regulation S-B, as the case may be.

      Section 17. Expenses of Registration.

         All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company.

      Section 18. Indemnification.

         (a) To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) the Purchaser and (ii) the directors, officers, partners, employees, agents and each person who controls the Purchaser within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), if any, (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall reimburse the Purchaser promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement, preliminary prospectus or final prospectus, or any amendment thereof or supplement thereto;
(ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchaser pursuant to Section 9.

         (b) In connection with any Registration Statement in which the Purchaser is participating, the Purchaser agrees to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder within the meaning of the 1933 Act or the 1934 Act (collectively, an "Indemnified Party"), against any Claim to which

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

any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon written information furnished to the Company by the Purchaser expressly for use in connection with such Registration Statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto; and the Purchaser will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld; provided, further, however, that the Purchaser shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds to the Purchaser as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Purchaser pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this
Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

         (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payment of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

      Section 19. Contribution.

         To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Registrable Securities.

      Section 20. Reports Under the 1934 Act.

         With a view to making available to the Purchaser the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Purchaser to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the sale of the Registrable Securities pursuant to Rule 144; and

         (c) furnish to the Purchaser so long as the Purchaser owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

      Section 21. Assignment of Registration Rights.

         The rights of the Purchaser hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, shall be automatically assignable by such Purchaser to any transferee of all or any portion of the Registrable Securities if (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, and (vi) such transferee shall be an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act.

      Section 22. Miscellaneous.

         Notices required or permitted to be given hereunder shall be deemed to be sufficiently given when delivered pursuant to the terms of the Securities Purchase Agreement.

         (a) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

         (b) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

         (c) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         (d) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

         (f) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                           GENESISINTERMEDIA.COM, INC.

                                               /s/ Ramy El-Batrawi
                                           By: ________________________________
                                               Name:  Ramy El-Batrawi
                                               Title:  President

                                           DENMORE INVESTMENTS LTD.

                       Feb. 14, 2000           /s/ Manfred Unger
                                           By: ________________________________
                                               Name:   Manfred Unger
                                               Title:  Director



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